                                                                   EXHIBIT 10.12

                            STOCK EXCHANGE AGREEMENT

          This Stock Exchange Agreement (the "Agreement") is made and entered into as of May 21, 1997 by and among Friede Goldman International Inc., a Delaware corporation ("FGII"), HAM Marine, Inc., a Mississippi corporation ("HAM Marine"), Friede & Goldman, Ltd., a Mississippi corporation ("Friede & Goldman"), J. L. Holloway ("Holloway"), Carl M. Crawford ("Crawford"), Ronald W. Schnoor ("Schnoor"), James A. Lowe III ("Lowe") and John F. Alford ("Alford").

                                  WITNESSETH:

          WHEREAS, FGII has been organized to serve as a holding company for HAM Marine and Friede & Goldman;

          WHEREAS, Holloway, Crawford, Schnoor, Lowe and Alford (the "HAM Marine Shareholders") are the sole owners of the no par value common stock of HAM Marine (the "HAM Marine Common Stock");

          WHEREAS, Holloway, Crawford and Schnoor (the "Friede & Goldman Shareholders") are the sole owners of the common stock, par value $1.00 per share, of Friede & Goldman (the "Friede & Goldman Common Stock");

          WHEREAS, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), each of Holloway, Crawford, Schnoor, Lowe and Alford (collectively, the "Participants") desire to exchange all of their shares of HAM Marine Common Stock and Friede & Goldman Common Stock for shares of common stock, par value $0.01 per share, of FGII (the "FGII Common Stock"), it being the intent of FGII and each Participant that such exchange of shares pursuant to this Agreement (the "Stock Exchange") shall satisfy the requirements of such section;

          WHEREAS, as part of the transaction qualifying under Section 351 of the Code, it is contemplated that following the Stock Exchange FGII will make a public offering of FGII Common Stock (the "Public Offering") pursuant to the Securities Act of 1933, as amended (the "Securities Act");

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 1.1. Representation of FGII. (a) FGII hereby represents and warrants to each of the Participants that it is a corporation duly incorporated under the laws of Delaware and that it has 1,000 shares of its capital stock issued and outstanding consisting of 1,000 shares of FGII Common Stock issued to Holloway.

          (b) FGII hereby represents and warrants to each of the Participants that the shares of FGII Common Stock to be issued pursuant to the Stock Exchange, when issued in exchange for the shares of HAM Marine Common Stock and Friede & Goldman Common Stock as set forth in this Agreement, will be duly issued, fully paid and nonassessable.

          Section 1.2. Representations of HAM Marine and the HAM Marine Shareholders. HAM Marine represents and warrants to FGII that HAM Marine is a corporation duly incorporated under the laws of Mississippi. HAM Marine and the HAM Marine Shareholders represent and warrant to FGII that the only shares of the capital stock issued and outstanding consist of 1,197,604.80 shares of HAM Marine Common Stock issued to the following persons in the amounts set forth opposite their names:


                                   Number of Shares
                 Shareholders   Issued and Outstanding
                --------------  ----------------------

                   Holloway          958,471.63
                   Crawford          176,947.49
                   Schnoor            47,185.68
                   Lowe               10,000.00
                   Alford              5,000.00
                                   ------------
                    Total          1,197,604.80
                                   ============

      Each of the HAM Marine Shareholders represents and warrants to FGII that the shares set forth opposite his name are owned by such HAM Marine Shareholder free and clear of all liens, encumbrances, options, calls, voting trusts and other charges ("Encumbrances"), and no other person has any ownership interest in such shares.

      Section 1.3. Representations of Friede & Goldman and the Friede & Goldman Shareholders. Friede & Goldman represents and warrants to FGII that Friede & Goldman is a corporation duly incorporated under the laws of Mississippi.
Friede & Goldman and the Friede & Goldman Shareholders represent and warrant to FGII that the only shares of the capital stock issued and outstanding consist of
616.90 shares of Friede & Goldman Common Stock issued to the following persons in the amounts set forth opposite their names:

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

                                             Number of Shares
                    Shareholders          Issued and Outstanding
                    ------------          ----------------------

                     Holloway                     500.00
                     Crawford                      92.29
                     Schnoor                       24.61
                                                  ------
                            Total                 616.90
                                                  ======

      Each of the Friede & Goldman Shareholders represents and warrants to FGII that the shares set forth opposite his name are owned by such Friede & Goldman Shareholder free and clear of all Encumbrances, and no other person has any ownership interest in such shares.

      Section 1.4. Representations of Participants. (a) Each Participant represents and warrants that such Participant (i) has the requisite authority to enter into this Agreement and to perform his obligations under this Agreement,
(ii) he has duly executed and delivered this Agreement, (iii) all filings, approvals and consents necessary for the execution, delivery and performance of this Agreement by such Participant have been made or obtained or shall have been made or obtained prior to the Closing (as defined in Section 4.1 hereof), (iv) this Agreement, when executed and delivered by such Participant, will be a valid and binding agreement of such Participant, (v) the execution, delivery and performance of this Agreement by such Participant and the consummation of the transactions contemplated hereby by such Participant will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under the terms of any agreement, instrument, franchise, license or permit to which such Participant is a party or by which such Participant may be bound or (B) violate or conflict with any provision of any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Participant, and (vi) no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public governmental or regulatory agency or body having jurisdiction over such Participant is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except such as have been obtained or will be obtained by such Participant prior to the Closing.

      (b) Each Participant acknowledges receipt of (i) a copy of the Certificate of Incorporation and Bylaws of FGII, (ii) the historical financial statements of HAM Marine for the three years ended December 31, 1994, 1995 and 1996, (iii) the historical financial statements of Friede & Goldman for the eleven-month period ended November 30, 1996, (iv) the pro forma financial statements of FGII for the year ended December 31, 1996 that give effect to the Stock Exchange as if it had occurred on January 1, 1996 and (v) certain other information concerning FGII and the Stock Exchange, and each Participant acknowledges that he received all information necessary in order to make an informed decision concerning his participation in the Stock Exchange.

      (c) Each Participant acknowledges that such Participant has such knowledge and experience in financial and business matters so that such Participant is capable of evaluating the merits and risks of an investment in FGII. Based upon such Participant's own knowledge, such Participant recognizes the speculative nature of such an investment.

      (d) Each Participant hereby acknowledges that the issuance of the shares of FGII Common Stock being acquired or received by such Participant hereunder is not and will not be registered under the Securities Act. Each Participant represents that the shares of FGII Common Stock being acquired or received hereunder is being acquired or received for such Participant's own account, for investment purposes only and not with a view for distribution or resale to others, except as set forth in paragraph (e) below. Each Participant agrees that such Participant will not sell or otherwise transfer any shares of FGII Common Stock being acquired or received hereunder unless such shares of FGII Common Stock are registered under the Securities Act or unless an exemption from such registration is available.

      (e) Each Participant has no present plan, intention, arrangement or understanding to dispose of any of the shares of FGII Common Stock to be received pursuant to the transactions described in Article III hereof, other than a sale of shares of FGII Common Stock pursuant to the Registration Statement to be filed in connection with the Public Offering.

      (f) Each Participant agrees not to sell, transfer, convey, pledge, encumber or otherwise dispose of such Participant's shares of HAM Marine Common Stock or shares of Friede & Goldman Common Stock from the date hereof until the Closing, except with the written consent of FGII or as contemplated by this Agreement.

      (g) Each Participant consents to the placement of a legend on any certificate or other document evidencing the shares of FGII Common Stock to be received hereunder stating that such shares of FGII Common Stock have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale hereof.

                                   ARTICLE II

                                 TERMINATION OF
                             STOCKHOLDER AGREEMENTS

      Section 2.1. Crawford HAM Marine Stock Purchase Agreement. HAM Marine, Holloway and Crawford hereby terminate the Stock Purchase Agreement, dated January 30, 1997, by and among HAM Marine, Holloway and Crawford effective immediately prior to the consummation of the Stock Exchange.

      Section 2.2. Schnoor HAM Marine Stock Purchase Agreement. HAM Marine, Holloway, Crawford and Schnoor hereby terminate the Stock Purchase Agreement, dated April 20, 1994, by and among HAM Marine, Holloway, Crawford and Schnoor effective immediately prior to the consummation of the Stock Exchange.

      Section 2.3. Lowe HAM Marine Stock Purchase Agreement. HAM Marine, Holloway and Lowe hereby terminate the Stock Purchase Agreement, dated January 1, 1997, by and among HAM Marine, Holloway and Lowe effective immediately prior to the consummation of the Stock Exchange.

      Section 2.4. Crawford Friede & Goldman Stock Purchase Agreement. Friede & Goldman, Holloway and Crawford hereby terminate the Stock Purchase Agreement, dated May 21, 1997, by and among Friede & Goldman, Holloway and Crawford effective immediately prior to the consummation of the Stock Exchange.

      Section 2.5. Schnoor Friede & Goldman Stock Purchase Agreement. Friede & Goldman, Holloway and Schnoor hereby terminate the Stock Purchase Agreement, dated May 21, 1997, by and among Friede & Goldman, Holloway and Schnoor effective immediately prior to the consummation of the Stock Exchange.

                                  ARTICLE III

                                 STOCK EXCHANGE

      Section 3.1. Stock Exchange. Effective immediately prior to the consummation of the Public Offering, each HAM Marine Shareholder shall exchange all of his shares of HAM Marine Common Stock and each Friede & Goldman Shareholder shall exchange all of his shares of Friede & Goldman Common Stock for the number of shares of FGII Common Stock set forth opposite his name (collectively, the "Exchange Stock"):


                    Stockholders       Number of Shares
                    ------------       ----------------

                     Holloway             7,362,979
                     Crawford             1,359,310
                     Schnoor                362,481
                     Lowe                    76,820
                     Alford                  38,410


Certificates representing the number of shares of FGII Common Stock set forth above will be issued to the Participants upon the presentation of certificates representing the shares of HAM Marine Common Stock and Friede & Goldman Common Stock to be exchanged therefor. The exchange of shares of FGII Common Stock for shares of HAM Marine Common Stock and Friede & Goldman Common Stock shall all occur simultaneously.

      Section 3.2. Cancellation of Previously Issued FGII Common Stock. Simultaneously with the Stock Exchange specified in Section 3.1 of this Agreement, all of the 1,000 shares of FGII Common Stock issued to Holloway in connection with the original organization of FGII shall be canceled.

                                   ARTICLE IV

                                    CLOSING

      Section 4.1. Closing. The consummation of the transactions contemplated by Article II shall occur in the order set forth herein substantially concurrently and shall close immediately prior to the closing of the Public Offering at the offices of the Company, unless another place or time is agreed upon in writing by the Company (the consummation of such transactions is herein called the "Closing").

      Section 4.2. Conditions. The Closing shall be contingent upon satisfaction of the following conditions:

      (a) An underwriting agreement relating to the Public Offering shall have been entered into among FGII and a group of underwriters and all conditions precedent to the consummation of the transactions contemplated thereby shall have been satisfied.

      (b) All consents and approvals by, or filings with, any governmental authority, agency or official, or any other person required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been received or made and shall be in full force and effect.

      Section 4.3. Termination. In the event that the Closing does not occur by September 30, 1997 by reason of the failure of any of the conditions set forth in Section 4.2 hereof to be satisfied, this Agreement shall thereafter become null and void and have no effect, and no party hereto shall have any liability to the other parties hereto.

                                   ARTICLE V

                               GENERAL PROVISIONS

      Section 5.1. Further Assurances. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to confirm or perfect title to any shares of HAM Marine Common Stock or Friede & Goldman Common Stock to be transferred hereunder or otherwise to carry out the intent and purposes of this Agreement, including, without limitation, giving any consents required under any applicable agreements affecting the parties necessary to consummate the transactions specified in this Agreement.

      Section 5.2. Waivers. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

      Section 5.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

      Section 5.4. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 5.5. Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

      Section 5.6. Amendment. No amendment of this Agreement shall be effective without the written consent of any party affected adversely thereby.

      Section 5.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 5.8. Notice. Any notice or other communication given hereunder shall be deemed sufficient in writing and sent by registered or certified mail, return receipt requested, or hand delivered and addressed to any party at FGII's offices at 525 E. Capitol Street, Suite 402, Jackson, Mississippi 39201, or such other address as may be specified by a party by like notice. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

      Section 5.9. Successors and Assigns. This Agreement shall be binding on the parties hereto and their permitted successors and assigns. None of the parties hereto shall assign their rights under this Agreement without the prior written consent of FGII.

      Section 5.10. Unenforceable Provisions. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, in lieu of such invalid provision there shall be added a provision which is as similar in terms as possible to such invalid provision and which is valid and enforceable; such invalid provision shall not affect any other provision of this Agreement, and, as so modified, this Agreement shall remain in full force and effect.

      Section 5.11. Expenses. FGII shall pay its own and each of the parties' pre-approved expenses incurred in connection with the transactions specified herein, other than separate legal, accounting or investment banking counsel independently retained by a Participant, which shall be for the Participant's own account.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                 FRIEDE GOLDMAN INTERNATIONAL INC.

                                 By:_______________________________
                                     Name: J. L. Holloway
                                     Title:  President


                                 HAM MARINE, INC.


                                 By:_______________________________
                                     Name: Ronald W. Schnoor
                                     Title:  President


                                 FRIEDE & GOLDMAN, LTD.


                                 By:_______________________________
                                     Name: Bruce Malcolm
                                     Title:  President


                                 __________________________________
                                 J. L. Holloway


                                 __________________________________
                                 Carl M. Crawford


                                 __________________________________
                                 Ronald W. Schnoor


                                 __________________________________
                                 James A. Lowe III


                                 __________________________________
                                 John F. Alford

                                      -9-